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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JUNE 25, 1999
                Date of Report (Date of earliest event reported)


                                 NEOPHARM, INC.
           (Exact name of registrant as specified in its charter)



       DELAWARE                       33-90516                   51-0327886
(State or other jurisdiction        (Commission                (IRS Employer
   of incorporation)                File Number)             Identification No.)


                               100 CORPORATE NORTH
                                    SUITE 215
                            BANNOCKBURN, ILLINOIS 60015
                    (Address of principal executive offices)


                                 (847) 295-8678
               Registrant's telephone number, including area code)


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Item 5. Other Events.

     On June 25, 1999, NeoPharm, Inc. (the "Company") called its Redeemable Common Stock Purchase Warrants (the "Warrants") for redemption on July 28, 1999 (the "Redemption Date"). The Warrants are exercisable, prior to the Redemption Date, for two shares of the Company's Common Stock at a purchase price of $9.80 per Warrant ($4.90 per share of Common Stock). Warrants may be exercised until 5:00 p.m. on the day prior to the Redemption Date. On and after the Redemption Date, each Warrant will be redeemed by the Company, in accordance with its terms, at a price of $0.01 per Warrant. As of June 25, 1999, there were approximately 837,067 Warrants issued and outstanding which are convertible into 1,674,134 shares of Common Stock.

     The Common Stock underlying the Warrants has been registered under the Securities Act of 1933, as amended (the "Securities Act") and on the American Stock Exchange.

     Also on June 25, 1999, the Company called for redemption on July 28, 1999, the redeemable warrant portion of the Representative's Warrants which were issued at the time of the Company's initial public offering (the "Representative's Warrants"). The redeemable warrant portion of the Representative's Warrants are exercisable prior to the Redemption Date for two shares of the Company's Common Stock at a purchase price of $13.72 per Representative's Warrant ($6.86 per share of Common Stock). As of June 25, 1999, there were eight holders of Representative's Warrants and a total of 135,000 shares of Common Stock are issuable upon exercise of the redeemable warrant portion of the Representative's Warrant.

Item 7. Exhibits.

Exhibit 10.1        Notice of Redemption, dated June 25, 1999 to Registered
                    Holders of NeoPharm, Inc.,  Redeemable Common Stock
                    Purchase Warrants

Exhibit 10.2 Prospectus dated June 24, 1999, as filed with the Commission as part of the Company's Registration Statement on Form S-3 as amended on Form S-1 (File No. 333-68133), is incorporated by reference.



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                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEOPHARM, INC.


Dated:  July 7, 1999                      By:   /s/ James M. Hussey
                                              -----------------------------
                                                    James M. Hussey
                                                    President and Chief
                                                    Executive Officer



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